UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): October 18, 2013
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InterDigital, Inc.
(Exact name of registrant as specified in charter)

Pennsylvania    1-33579    23-1882087
(State or other jurisdiction of incorporation)    (Commission File Number)    (IRS Employer Identification No.)

200 Bellevue Parkway, Suite 300, Wilmington, DE     19809
(Address of Principal Executive Offices)    (Zip Code)

Registrant's telephone number, including area code: 302-281-3600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

•	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

•	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

•	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

•	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Update Regarding Nokia, Huawei and ZTE 2011 USITC Proceeding (Inv. No. 337-TA-800)

In connection with the United States International Trade Commission (“Commission”) investigation initiated by the company’s wholly owned subsidiaries InterDigital Communications, LLC (now InterDigital Communications, Inc.), InterDigital Technology Corporation and IPR Licensing, Inc. against Nokia Corporation and Nokia Inc., Huawei Technologies Co., Ltd., Huawei Device USA, Inc. and FutureWei Technologies, Inc. d/b/a Huawei Technologies (USA) and ZTE Corporation and ZTE (USA) Inc., by operation of the Commission’s September 30, 2013 Notice tolling all schedules and deadlines during the pendency of the federal government shutdown, the target date for completion of the investigation has been extended by sixteen days from October 28, 2013 to November 13, 2013.

Update Regarding Samsung, Nokia, Huawei and ZTE 2013 USITC Proceeding (Inv. No. 337-TA-868)

            On October 18, 2013, in connection with the Commission investigation initiated by the company’s wholly owned subsidiaries InterDigital Communications, Inc., InterDigital Technology Corporation, IPR Licensing, Inc. and InterDigital Holdings, Inc. against Samsung Electronics Co., Ltd., Samsung Electronics America, Inc. and Samsung Telecommunications America, LLC, Nokia Corporation and Nokia Inc., Huawei Technologies Co., Ltd., Huawei Device USA, Inc. and FutureWei Technologies, Inc. d/b/a Huawei Technologies (USA) and ZTE Corporation and ZTE (USA) Inc., the Administrative Law Judge (“ALJ”) issued an order, in light of the 16-day federal government shutdown, modifying the date for the ALJ’s Final Initial Determination (“ID”) and extending the target date for completion of the investigation. The date for the ALJ's Final ID and the target date for the Commission’s final determination are now May 12, 2014 and September 10, 2014, respectively. The trial dates remain unchanged.
SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERDIGITAL, INC.

By: /s/ Jannie K. Lau
Jannie K. Lau
Executive Vice President,
General Counsel and Secretary

Dated: October 22, 2013